HEI Exhibit 99

NEWS RELEASE
November 7, 2025
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS THIRD QUARTER 2025 RESULTS

•Utility Continuing to Reduce Risk in Our Communities Through Advancement of Wildfire Safety Strategy
•Credit Facility Expansion and Successful Debt Issuance Enhance Liquidity, and Will Help Finance Critical Investments to Strengthen the Reliability, Resilience and Safety of Service to Utility Customers
•Wildfire Tort Litigation Settlement Continues to Advance Toward Final Court Approval

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported net income for the third quarter of 2025 of $31 million, or $0.18 per share. Excluding Maui wildfire-related expenses and expenses taken in connection with the review of strategic options for Pacific Current, Core1 income from continuing operations was $33 million, or $0.19 per share, compared to $33 million, or $0.29 per share in 2024.
“Our core operations performed well in the third quarter, with the utility operating efficiently while continuing to advance the safety and resiliency measures outlined in our comprehensive Wildfire Safety Strategy. In September, we expanded our credit facility capacity to $600 million from $375 million, and successfully completed our first significant issuance of Hawaiian Electric debt since the Maui wildfires. The approximately $500 million in debt issuance proceeds, as well as the additional credit facility capacity, enhance liquidity and add financial flexibility, supporting investments in generation, safety, reliability and resilience across the islands we serve. Lastly, the Maui wildfire tort litigation settlement continues to advance, with a hearing on final court
Note: Throughout this release, per share values are calculated based on diluted shares.
1     Measures described as “Core” for the periods in this news release are non-GAAP measures which exclude Maui wildfire-related costs and expenses taken in connection with the strategic review of Pacific Current. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.

approval for the class settlement in the coming months. Our base case still assumes that our first settlement payment will occur no earlier than the first quarter of 2026,” said Scott Seu, HEI president and CEO.
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS
Hawaiian Electric’s net income for the third quarter of 2025 was $37 million compared to a net loss of $83 million in the third quarter of 2024, with the increase primarily driven by the following pre-tax items:
•The $203 million loss (which was partially offset by a $40 million insurance receivable) recorded in the third quarter of 2024 due to the accrual of estimated wildfire liabilities related to tort-related legal claims and cross claims; and
•$6 million in higher revenues, primarily from the annual revenue adjustment mechanism.
These items were partially offset by approximately $3 million of lower benefits from tax credits recognized in the third quarter of 2025 versus the third quarter of 2024. O&M expenses were relatively flat in the quarter compared to the same quarter last year.
Hawaiian Electric’s Core net income for the third quarter of 2025 was $40 million compared to $44 million in the same quarter last year. Pre-tax wildfire-related expenses of $10 million were partially offset by approximately $6 million of costs deferred pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $6 million in the third quarter of 2025 compared to $41 million in the third quarter of 2024. The lower net loss for the quarter was primarily due to the asset impairment taken at Pacific Current in the third quarter of 2024, lower wildfire-related expenses and lower interest expense, net of interest income. Core net loss for the quarter was $7 million compared to $11 million in the third quarter of 2024.
EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its third quarter 2025 consolidated financial results today at 11:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through November 14, 2025. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s and Hawaiian Electric’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
ABOUT HEI
HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure resilience and public safety. For more information, visit www.hei.com.
NON-GAAP MEASURES
Measures described as “Core” are non-GAAP measures which exclude Maui wildfire-related costs, and expenses taken in connection with HEI’s ongoing review of strategic options for Pacific Current. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates”

or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2024 and HEI’s other SEC periodic and current reports and other filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues
Electric utility	$787,428	$829,617	$2,268,276	$2,410,526
Other	3,182	3,622	12,796	10,144
Total revenues	790,610	833,239	2,281,072	2,420,670
Expenses
Electric utility (includes $163 million and $1,875 million of provision for Wildfire tort-related claims recorded in quarter and nine months ended September 30, 2024)	724,635	934,181	2,065,002	4,096,175
Other (includes $35 million of impairment recorded in third quarter of 2024)	13,929	48,778	47,857	84,917
Total expenses	738,564	982,959	2,112,859	4,181,092
Operating income (loss)
Electric utility	62,793	(104,564)	203,274	(1,685,649)
Other	(10,747)	(45,156)	(35,061)	(74,773)
Total operating income (loss)	52,046	(149,720)	168,213	(1,760,422)
Retirement defined benefits credit—other than service costs	817	849	2,653	2,851
Interest expense, net	(26,211)	(32,085)	(87,679)	(96,076)
Allowance for borrowed funds used during construction	1,500	1,331	4,379	4,061
Allowance for equity funds used during construction	3,821	3,300	11,108	10,276
Interest income	6,960	3,662	27,162	9,929
Gain (loss) on sale of subsidiaries and impairment loss on assets sold and held for sale	1,013	—	(12,376)	—
Income (loss) from continuing operations before income taxes	39,946	(172,663)	113,460	(1,829,381)
Income tax expense (benefit)	8,728	(49,954)	28,540	(479,109)
Income (loss) from continuing operations	31,218	(122,709)	84,920	(1,350,272)
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Income (loss) from continuing operations for common stock	30,747	(123,180)	83,503	(1,351,689)
Income (loss) from discontinued operations	—	18,778	—	(6,075)
Net income (loss) for common stock	$30,747	$(104,402)	$83,503	$(1,357,764)
Continuing operations - Basic earnings (loss) per common share	$0.18	$(1.08)	$0.48	$(12.11)
Discontinued operations - Basic earnings (loss) per common share	—	0.16	—	(0.05)
Basic earnings (loss) per common share	$0.18	$(0.91)	$0.48	$(12.16)
Continuing operations - Diluted earnings (loss) per common share	$0.18	$(1.08)	$0.48	$(12.11)
Discontinued operations - Diluted earnings (loss) per common share	—	0.16	—	(0.05)
Diluted earnings (loss) per common share	$0.18	$(0.91)	$0.48	$(12.16)
Weighted-average number of common shares outstanding	172,617	114,358	172,531	111,636
Weighted-average shares assuming dilution	172,916	114,358	172,939	111,636
Income (loss) from continuing operations for common stock by segment
Electric utility	$36,988	$(82,585)	$123,954	$(1,272,758)
Other	(6,241)	(40,595)	(40,451)	(78,931)
Income (loss) from continuing operations for common stock	$30,747	$(123,180)	$83,503	$(1,351,689)
Comprehensive income (loss) attributable to HEI	$30,013	$(65,042)	$82,003	$(1,326,611)
Return on average common equity (%) (twelve months ended)[1]			7.2	NM
1 Simple average based on income from continuing operations.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
($ in thousands, except per barrel amounts)	2025	2024	2025	2024
Revenues	$787,428	$829,617	$2,268,276	$2,410,526
Expenses
Fuel oil	240,547	279,038	689,855	821,986
Purchased power	183,813	189,165	505,493	530,310
Other operation and maintenance	161,819	162,197	463,144	453,648
Wildfire tort-related claims	—	163,000	—	1,875,000
Depreciation	64,022	62,812	192,015	188,436
Taxes, other than income taxes	74,434	77,969	214,495	226,795
Total expenses	724,635	934,181	2,065,002	4,096,175
Operating income (loss)	62,793	(104,564)	203,274	(1,685,649)
Allowance for equity funds used during construction	3,821	3,300	11,108	10,276
Retirement defined benefits credit—other than service costs	998	959	3,101	3,103
Interest expense and other charges, net	(22,114)	(20,223)	(66,272)	(61,625)
Allowance for borrowed funds used during construction	1,500	1,331	4,379	4,061
Interest income	1,461	1,671	4,657	4,555
Income (loss) before income taxes	48,459	(117,526)	160,247	(1,725,279)
Income tax expense (benefit)	10,973	(35,439)	34,797	(454,017)
Net income (loss)	37,486	(82,087)	125,450	(1,271,262)
Preferred stock dividends of subsidiaries	228	228	686	686
Net income (loss) attributable to Hawaiian Electric	37,258	(82,315)	124,764	(1,271,948)
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income (loss) for common stock	$36,988	$(82,585)	$123,954	$(1,272,758)
Comprehensive income (loss) attributable to Hawaiian Electric	$36,964	$(82,583)	$123,836	$(1,272,851)
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,664	1,644	4,626	4,526
Hawaii Electric Light	276	272	788	780
Maui Electric	294	275	817	762
	2,234	2,191	6,231	6,068
Average fuel oil cost per barrel	$98.20	$114.61	$101.00	$118.76
Return on average common equity (%) (twelve months ended)[1]			12.8	NM
1 Simple average.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI management uses certain non-GAAP measures to evaluate the performance of HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP Core earnings.
The reconciling adjustments from GAAP earnings to Core earnings are limited to the costs related to the Maui wildfires and costs related to HEI’s ongoing review of strategic options for Pacific Current. Management does not consider these items to be representative of the company’s fundamental Core earnings.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2025	2024[2]	2025	2024[2]
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$5,794	$17,205	$20,532	$56,330
Outside services expense	—	955	135	3,473
Wildfire tort-related claims	—	203,000	—	1,915,000
Wildfire securities-related claims	47,750	—	47,750	—
Other expense	5,892	10,906	17,679	27,122
Interest expense	398	3,438	3,299	11,649
Pretax expenses	59,834	235,504	89,395	2,013,574
Insurance recoveries[3]	(49,070)	(52,158)	(53,374)	(83,610)
Deferral of cost	(6,237)	(8,589)	(21,809)	(24,143)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	4,527	174,757	14,212	1,905,821
Pretax loss (gain) on sale of subsidiaries and impairment loss on assets sold and held for sale	(1,013)	35,216	12,376	35,216
Income tax expense (benefit)[4]	(1,453)	(54,069)	(2,085)	(499,818)
After-tax adjustments	$2,061	$155,904	$24,503	$1,441,219

1     Accounting principles generally accepted in the United States of America.
2     Excludes Maui wildfire-related costs of discontinued operations.
3     Includes insurance recovery related to the proposed settlement of the securities class action of $47.8 million for the three and nine months ended September 30, 2025. Also includes adjustments related to costs that are no longer probable of recovery under the insurance policies. For the three and nine months ended September 30, 2025, adjustments amount to $1.0 million and $7.6 million, respectively, of which, $0.5 million and $4.5 million were deferred to a regulatory asset, respectively, and are reported on line “Deferral of cost”.
4     Current year composite statutory tax rate of 25.75% and includes expected investment tax credit recapture.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services, wildfire securities-related claims and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities’ and Holding and Other Companies’ tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2025	2024[1]	2025	2024[1]
HEI Consolidated - Continuing Operations
GAAP[2] income (loss) - continuing operations (as reported)	$30,747	$(123,180)	$83,503	$(1,351,689)
Excluding special items related to the Maui windstorm and wildfires (after tax)[3]:
Legal expenses	4,302	12,773	15,245	41,824
Outside services expense	—	711	100	2,579
Wildfire tort-related claims	—	150,727	—	1,421,887
Wildfire securities-related claims	35,454	—	35,454	—
Other expense	4,375	8,098	13,127	20,139
Interest expense	295	2,552	2,449	8,649
After tax expenses	44,426	174,861	66,375	1,495,078
Insurance recoveries[4]	(36,434)	(38,727)	(39,630)	(62,080)
Deferral of cost	(4,631)	(6,377)	(16,193)	(17,926)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	3,361	129,757	10,552	1,415,072
Loss (gain) on sale of subsidiaries and impairment loss on assets sold and held for sale (after tax)[3]	(1,300)	26,147	13,951	26,147
Non-GAAP (Core) income - continuing operations	$32,808	$32,724	$108,006	$89,530
GAAP Diluted earnings (loss) per share - continuing operations (as reported)	$0.18	$(1.08)	$0.48	$(12.11)
Non-GAAP (Core) Diluted earnings per share - continuing operations	$0.19	$0.29	$0.62	$0.80

1     Excludes Maui wildfire-related costs of discontinued operations.
2     Accounting principles generally accepted in the United States of America.
3     Current year composite statutory tax rate of 25.75% and includes expected investment tax credit recapture.
4    Includes adjustments related to costs that are no longer probable of recovery under the insurance policies.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2025	2024	2025	2024
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$4,316	$11,821	$12,469	$40,169
Outside services expense	—	639	—	2,420
Wildfire tort-related claims	—	203,000	—	1,915,000
Other expense	5,791	10,257	17,278	25,139
Interest expense	131	2,533	2,543	8,964
Pretax expenses	10,238	228,250	32,290	1,991,692
Insurance recoveries[1]	(430)	(49,625)	126	(75,973)
Deferral of cost	(6,237)	(8,589)	(21,809)	(24,143)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	3,571	170,036	10,607	1,891,576
Income tax benefits[2]	(919)	(43,784)	(2,731)	(487,081)
After-tax adjustments	$2,652	$126,252	$7,876	$1,404,495

Hawaiian Electric consolidated net income
GAAP[3] net income (loss) (as reported)	$36,988	$(82,585)	$123,954	$(1,272,758)
Excluding special items related to the Maui windstorm and wildfires (after tax)[2]:
Legal expenses	3,205	8,776	9,258	29,825
Outside services expense	—	475	—	1,797
Wildfire tort-related claims	—	150,727	—	1,421,887
Other expense	4,300	7,616	12,829	18,666
Interest expense	97	1,881	1,888	6,656
After tax expenses	7,602	169,475	23,975	1,478,831
Insurance recoveries (after tax)[1]	(319)	(36,846)	94	(56,410)
Deferral of cost (after tax)	(4,631)	(6,377)	(16,193)	(17,926)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	2,652	126,252	7,876	1,404,495
Non-GAAP (Core) net income	$39,640	$43,667	$131,830	$131,737

1     Pretax insurance recoveries include adjustments related to costs that are no longer probable of recovery under the insurance policies. For the three and nine months ended September 30, 2025, adjustments amount to $1.0 million and $7.6 million, respectively, of which, $0.5 million and $4.5 million were deferred to a regulatory asset, respectively, and are reported on line “Deferral of cost.”
2    Current year composite statutory tax rate of 25.75%.
3     Accounting principles generally accepted in the United States of America.
Note: Legal, outside services and other are included in “Other operation and maintenance” and interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries’ Consolidated Statements of Income Data.

Reconciliation of GAAP to non-GAAP Measures (continued)
Holding and Other Companies
Unaudited

	Three months ended September 30		Nine months ended September 30
(in thousands)	2025	2024	2025	2024
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$1,478	$5,384	$8,063	$16,161
Outside services expense	—	316	135	1,053
Wildfire securities-related claims	47,750	—	47,750	—
Other expense	101	649	401	1,983
Interest expense	267	905	756	2,685
Pretax expenses	49,596	7,254	57,105	21,882
Insurance recoveries[1]	(48,640)	(2,533)	(53,500)	(7,637)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries	956	4,721	3,605	14,245
Pretax loss (gain) on sale of subsidiaries and impairment loss on assets sold and held for sale	(1,013)	35,216	12,376	35,216
Income tax expense (benefits)[2]	(534)	(10,285)	646	(12,737)
After-tax adjustments	$(591)	$29,652	$16,627	$36,724

Holding and Other Companies net loss
GAAP[3] net loss (as reported)	$(6,241)	$(40,595)	$(40,451)	$(78,931)
Excluding special items related to the Maui windstorm and wildfires (after tax)[2]:
Legal expenses	1,097	3,997	5,987	11,999
Outside services expense	—	236	100	782
Wildfire securities-related claims	35,454	—	35,454	—
Other expense	75	482	298	1,473
Interest expense	198	671	561	1,993
Maui windstorm and wildfires related expenses (after tax)	36,824	5,386	42,400	16,247
Insurance recoveries (after tax)	(36,115)	(1,881)	(39,724)	(5,670)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries (after tax)	709	3,505	2,676	10,577
Loss (gain) on sale of subsidiaries and impairment loss on assets sold and held for sale (after tax)[2]	(1,300)	26,147	13,951	26,147
Non-GAAP (Core) net loss	$(6,832)	$(10,943)	$(23,824)	$(42,207)
1     Includes insurance recovery related to the proposed settlement of the securities class action of $47.8 million for the three and nine months ended September 30, 2025.
2     Current year composite statutory tax rate of 25.75% and includes expected investment tax credit recapture.
3     Accounting principles generally accepted in the United States of America.
Note: Holding and Other Companies wildfire-related expenses (legal, outside services,wildfire securities-related claims and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data.